Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com
July 30, 2020

PG&E Corporation Reports Second-Quarter 2020 Financial Results,
Initiates 2020 and 2021 Earnings and EPS Guidance

•Recorded GAAP losses were $3.73 per share for the second quarter of 2020, compared to losses of $4.83 per share for the same period in 2019.
•Non-GAAP core earnings were $1.03 per share for the second quarter of 2020, compared to $1.10 per share for the same period in 2019.
•2020 EPS guidance initiated for GAAP losses in the range of $0.99 to $1.05 and non-GAAP core earnings of $1.60 to $1.63 per share.
•2021 EPS guidance initiated for GAAP earnings in the range of $0.17 to 0.29 and non-GAAP core earnings of $0.95 to $1.05 per share.

SAN FRANCISCO — PG&E Corporation (NYSE: PCG) recorded second-quarter 2020 losses attributable to common shareholders of $1,972 million, or $3.73 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with losses attributable to common shareholders of $2,553 million, or $4.83 per share, for the second quarter of 2019.

GAAP results include non-core items that management does not consider representative of ongoing earnings, which totaled $2.5 billion after-tax, or $4.75 per share, for the quarter. These results were primarily driven by costs related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11). PG&E also recorded charges related to the 2019 Kincade fire as a non-core item in the second quarter, which includes estimated third-party claims, net of probable insurance recoveries, Utility clean-up and repair costs, and legal and other costs. Other non-core items include the amortization of wildfire insurance fund contributions under Assembly Bill (AB) 1054 and investigation remedies and delayed cost recovery, partially offset by the recovery of capital expenditures in excess of adopted amounts from the 2011 Gas Transmission & Storage (GT&S) rate case.

PG&E Corporation and Pacific Gas and Electric Company emerged from Chapter 11 on July 1, 2020 after successfully completing the restructuring process and achieving approval for its Plan of Reorganization confirmed by the United States Bankruptcy Court.

PG&E enters the second half of 2020 having:

•Implemented the settlement and resolution of all prepetition wildfire claims pursuant to the Plan;
•Contributed to the State of California's go-forward wildfire fund, providing for full eligibility of its protections;
•Seated its new Board of Directors and Interim CEO; and

•Retired expensive, high-coupon debt and replaced it with lower-cost debt, yielding significant annual savings for customers over the duration of the debt, estimated to be approximately $250 million annually.

PG&E is also moving forward with commitments to the Governor's Office and the President of the California Public Utilities Commission (CPUC) regarding its governance, operations, and financial structure to further prioritize safety.

“With our Chapter 11 cases now behind us, we're on track to become a stronger company,” said Bill Smith, Interim Chief Executive Officer, PG&E Corporation. "Our focus now will be building on the many changes we put in place during the bankruptcy, which set the foundation for this new era at PG&E. Our mandate is to rebuild the trust of our customers and stakeholders while delivering safety performance and operational excellence across our business. We’ll do that by making targeted investments in our systems and achieving positive local results day in and day out."

Wildfire Mitigation Update

To further reduce the potential for wildfires associated with its electrical equipment in high fire-threat areas, PG&E is executing its 2020 Wildfire Mitigation Plan as submitted to the CPUC. The company is on track to meet its goals for each of the four categories of the 2020 Plan, which builds on the significant work completed in 2019.

•System hardening has exceeded 50 percent of the 2020 goal, with 122 circuit miles either relocated underground or replaced with stronger poles and covered conductor, making PG&E's system more resilient.
•Enhanced vegetation management progress is at 70 percent. PG&E has reviewed more than 1,200 miles of distribution and lower-voltage transmission lines and taken necessary action to trim or remove hazards and expand rights-of-way.
•Situational awareness completion exceeds 30 percent, with 144 weather stations and 60 high definition cameras installed, despite some initial supply chain issues due to COVID-19 disruptions.
•Enhanced inspections are 51 percent complete. PG&E continues to inspect all assets in Tier Three miles and a third of the Tier Two miles annually, which gives greater insight into the health of the company's assets and information to act on for equipment requiring maintenance.

In addition, PG&E is making foundational investments in new technologies to help reduce wildfire risk. Early stage efforts include:

•Advanced data analytics that will use information collected from drone and visual inspection tools to enable predictive maintenance of equipment and assets;
•Machine-learning tools and computer models designed to identify components which may require repair or replacement; and
•Sensor technology adopted from Australia that can detect failure and de-energize a falling overhead line before it reaches the ground, potentially avoiding ignition.

"All of us at PG&E recognize that no apology, no settlement, no sentencing can undo the damage from the wildfires of recent years, and no passage of time can lessen the anguish of the victims," Smith said. "We know that what's needed now is action. We will continue to work tirelessly to combat the growing threat of wildfires and keep our customers and communities safe."

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $542 million, or $1.03 per share, in the second quarter of 2020, compared with $581 million, or $1.10 per share, during the same period in 2019.

The decrease in quarter-over-quarter non-GAAP core earnings per share was primarily driven by interest on pre-petition payables and short-term debt, the timing of 2020 General Rate Case cost recovery, and incremental wildfire mitigation, partially offset by the growth in rate base earnings and timing of taxes.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings (loss) attributable to common shareholders.

2020 Guidance

PG&E Corporation is initiating 2020 guidance for consolidated GAAP losses in the range of $0.99 to $1.05 per share, which includes non-core items. PG&E is updating 2020 non-core items guidance of approximately $3.3 billion for after-tax for bankruptcy and legal costs, the amortization of wildfire insurance fund contributions, Kincade fire-related costs, investigation remedies and delayed cost recovery, partially offset by the 2011 GT&S capital audit.

On a non-GAAP basis, the guidance range for projected 2020 core earnings is $1.60 to $1.63 per share. Factors driving non-GAAP core earnings include net below the line and spend above authorized items of $200 million to $225 million after tax and unrecoverable interest expense of $125 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to future authorized revenues, expenses, capital expenditures, rate base, and certain other factors.

2021 Guidance

PG&E Corporation is initiating 2021 GAAP earnings guidance in the range of $0.17 to $0.29 per share, which includes non-core items. PG&E is providing 2021 non-core items guidance of approximately $1.7 billion after-tax for a net securitization inception charge, amortization of wildfire insurance fund contributions, bankruptcy and legal costs, and investigation remedies and delayed cost recovery, partially offset by the 2011 GT&S capital audit.

On a non-GAAP basis, the guidance range for projected 2021 core earnings is $0.95 to $1.05 per share. Factors driving non-GAAP core earnings include net below the line and spend above authorized of up to $100 million after tax and unrecoverable interest expense of $275 million to $325 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, the potential Net Operating Loss (NOL) securitization, and certain other factors.

Update on Ownership Restrictions in PG&E Corporation Charter

PG&E's Chapter 11 Plan contemplates that the Fire Victim Trust will be treated as a “qualified settlement fund” for U.S. federal income tax purposes, subject to PG&E Corporation’s ability to elect to treat the Fire Victim Trust as a “grantor trust” for U.S. federal income tax purposes instead. Based on the facts known to date, PG&E Corporation believes that it may be beneficial to elect to treat the Fire Victim Trust as a "grantor trust" for U.S. federal income tax purposes, subject to receipt of certain favorable determinations from the Internal Revenue Service regarding such election.

If PG&E Corporation were to make such a “grantor trust” election with respect to the Fire Victim Trust, then any shares owned by the Fire Victim Trust would effectively be excluded from the total number of outstanding equity securities when calculating a person’s percentage ownership for purposes of the 4.75 percent ownership limitation in PG&E Corporation's charter. For example, although PG&E had 1,941,473,377 shares outstanding as of July 27, 2020 for corporate purposes, only 1,464,478,202 shares (the number of outstanding shares of common stock less the number of shares held by the Fire Victim Trust) would count as outstanding for purposes of the ownership restrictions in the charter.

PG&E Corporation will publicly announce its determination on whether it will elect to treat the Fire Victim Trust as a “grantor trust” no later than April 1, 2021. If PG&E Corporation decides to make a “grantor trust” election with respect to the Fire Victim Trust, PG&E Corporation intends to enforce the ownership restrictions in the charter accordingly (i.e. by excluding any shares owned by the Fire Victim Trust from the total number of outstanding equity securities), including with respect to transfers occurring before such announcement. However, PG&E Corporation anticipates that any transfers of PG&E Corporation common stock occurring prior to July 30, 2020 will be exempted from the application of the ownership restrictions in the charter solely to the extent that such transfers would have complied with the ownership restrictions if they were applied on the basis that the shares owned by the Fire Victim Trust were treated as outstanding equity securities. To facilitate compliance by investors, PG&E Corporation will periodically make available information about the number of shares of common stock held by the Fire Victim Trust on a specified date for purposes of the ownership restrictions, including in its quarterly and annual reports filed with the SEC.

All current and prospective investors are advised to consider the foregoing in determining their ownership of PG&E common stock.

Additional information is available regarding the ownership limitations under the headings "Risk Factors" in Part II Item 1A of the second quarter's 10-Q.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on July 30, 2020, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its second quarter 2020 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Second Quarter 2020 Earnings Call

When: Thursday, July 30, 2020 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

How: Live over the Internet – log on at the address above

Participants are encouraged to pre-register for the conference call at http://www.directeventreg.com/registration/event/7187556. Participants who pre-register will receive dial-in information, conference passcode and registrant ID. At the time of the call, participants will dial in using the information provided in the confirmation email. Participants may pre-register at any time, up to and including after the conference call has started.

The public can access the conference call through a simultaneous webcast.

A replay of the conference call will be archived through August 6, 2020 at http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through August 6, 2020, by dialing (800) 585-8367. International callers may dial (416) 621- 4642. For both domestic and international callers, the confirmation code 7187556 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California.

For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This press release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding PG&E Corporation’s earnings guidance for 2020 and 2021 and the 2020 Wildfire Mitigation Plan. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2019, their joint quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Plan of Reorganization of PG&E Corporation and the Utility that became effective on July 1, 2020. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Operating Revenues
Electric	$3,435	$2,946	$6,475	$5,738
Natural gas	1,098	997	2,364	2,216
Total operating revenues	4,533	3,943	8,839	7,954
Operating Expenses
Cost of electricity	759	837	1,304	1,436
Cost of natural gas	134	108	418	447
Operating and maintenance	2,141	1,942	4,108	4,029
Wildfire-related claims, net of insurance recoveries	170	3,900	170	3,900
Wildfire fund expense	173	—	173	—
Depreciation, amortization, and decommissioning	874	796	1,729	1,593
Total operating expenses	4,251	7,583	7,902	11,405
Operating Income (Loss)	282	(3,640)	937	(3,451)
Interest income	12	22	28	44
Interest expense	(199)	(60)	(453)	(163)
Other income, net	100	66	197	137
Reorganization items, net	(1,624)	(56)	(1,800)	(183)
Loss Before Income Taxes	(1,429)	(3,668)	(1,091)	(3,616)
Income tax provision (benefit)	539	(1,119)	503	(1,203)
Net Loss	(1,968)	(2,549)	(1,594)	(2,413)
Preferred stock dividend requirement of subsidiary	4	4	7	7
Loss Attributable to Common Shareholders	$(1,972)	$(2,553)	$(1,601)	$(2,420)
Weighted Average Common Shares Outstanding, Basic	529	529	529	528
Weighted Average Common Shares Outstanding, Diluted	529	529	529	528
Net Loss Per Common Share, Basic	$(3.73)	$(4.83)	$(3.03)	$(4.58)
Net Loss Per Common Share, Diluted	$(3.73)	$(4.83)	$(3.03)	$(4.58)

Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Second Quarter, 2020 vs. 2019
(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2020	2019	2020	2019	2020	2019	2020	2019
PG&E Corporation's Loss on a GAAP basis	$(1,972)	$(2,553)	$(3.73)	$(4.83)	$(1,601)	$(2,420)	$(3.03)	$(4.58)
Non-core items: (1)
Bankruptcy and legal costs (2)	2,275	58	4.30	0.11	2,452	155	4.64	0.29
2019 Kincade fire-related costs, net of insurance (3)	148	—	0.28	—	148	—	0.28	—
Amortization of wildfire fund contribution (4)	125	—	0.24	—	125	—	0.24	—
Investigation remedies and delayed cost recovery (5)	45	—	0.08	—	73	—	0.14	—
2011 GT&S capital audit (6)	(78)	—	(0.15)	—	(78)	—	(0.15)	—
Wildfire-related costs (7)	—	2,878	—	5.44	—	3,041	—	5.76
Electric asset inspections (8)	—	198	—	0.37	—	349	—	0.66
PG&E Corporation’s Non-GAAP Core Earnings (9)	$542	$581	$1.03	$1.10	$1,119	$1,125	$2.11	$2.13

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit G: Use of Non-GAAP Financial Measures.

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2019 and 2020, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(2) PG&E Corporation and the Utility recorded costs of $2.3 billion (before the tax impact of $42 million) and $2.5 billion (before the tax impact of $84 million) during the three and six months ended June 30, 2020, respectively, associated with bankruptcy and legal costs. This includes $1.5 billion (before the tax impact of $5 million) and $1.6 billion (before the tax impact of $20 million) during the three and six months ended June 30, 2020, respectively, related to exit financing costs ($1.5 billion of exit financing costs during the three and six months ended June 30, 2020 are not tax deductible). Also during the three and six months ended June 30, 2020, the Utility recorded a $619 million reduction to the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust. The Utility also incurred legal and other costs of $179 million (before the tax impact of $37 million) and $347 million (before the tax impact of $64 million) during the three and six months ended June 30, 2020, respectively ($48 million and $118 million of legal and other costs during the three and six months ended June 30, 2020, respectively, are not tax deductible).

(in millions, pre-tax)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Exit financing	$1,519	$1,570
Fire Victim Trust tax valuation	619	619
Legal and other costs	179	347
Bankruptcy and legal costs	$2,317	$2,536

(3) The Utility incurred costs, net of probable insurance recoveries, of $206 million (before the tax impact of $58 million) during the three and six months ended June 30, 2020 associated with the 2019 Kincade fire. This includes accrued charges of $600 million (before the tax impact of $168 million) during the three and six months ended June 30, 2020 for third-party claims. The Utility also incurred costs of $35 million (before the tax impact of $10 million) during the three and six months ended June 30, 2020 for clean-up and repair costs. In addition, the Utility incurred legal and other costs of $2 million (before the tax impact of $0.4 million) during the three and six months ended June 30, 2020. These costs were partially offset by $430 million (before the tax impact of $120 million) recorded during the three and six months ended June 30, 2020 for probable insurance recoveries.

(in millions, pre-tax)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Third-party claims	$600	$600
Utility clean-up and repairs	35	35
Legal and other costs	2	2
Insurance recoveries	(430)	(430)
2019 Kincade fire-related costs, net of insurance	$206	$206

(4) The Utility recorded costs of $173 million (before the tax impact of $48 million) during the three and six months ended June 30, 2020 associated with the amortization of wildfire fund contributions related to Assembly Bill ("AB") 1054.

(5) PG&E Corporation and the Utility recorded costs of $58 million (before the tax impact of $13 million) and $97 million (before the tax impact of $24 million) during the three and six months ended June 30, 2020, respectively, associated with investigation remedies and delayed cost recovery. This includes $45 million (before the tax impact of $12 million) and $61 million (before the tax impact of $17 million) during the three and six months ended June 30, 2020, respectively, related to the Wildfire Order Instituting Investigation ("OII") settlement, as modified by the Decision Different dated April 20, 2020 ($2 million of Wildfire OII system enhancement costs during the three and six months ended June 30, 2020 are not tax deductible at the federal statutory rate of 21%). The Utility also incurred restoration and rebuild costs of $7 million (before the tax impact of $2 million) and $20 million (before the tax impact of $6 million) during the three and six months ended June 30, 2020, respectively, associated with the town of Paradise (2018 Camp fire). The Utility also recorded costs of $6 million (before the tax detriment of $1 million) and $15 million (before the tax impact of $1 million) during the three and six months ended June 30, 2020, respectively, for system enhancements related to the Locate and Mark OII ($13 million of Locate and Mark OII system enhancement costs during the three and six months ended June 30, 2020 are not tax deductible at the federal statutory rate of 21%).

(in millions, pre-tax)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Wildfire OII disallowance and system enhancements	$45	$61
Paradise restoration and rebuild	7	20
Locate and Mark OII system enhancements	6	15
Investigation remedies and delayed cost recovery	$58	$97

(6) As a result of the 2011-2014 Gas Transmission and Storage ("GT&S") capital audit, the Utility recorded revenues of $108 million (before the tax impact of $30 million) during the three and six months ended June 30, 2020 related to the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

(7) The Utility incurred $4.0 billion (before the tax impact of $1.1 billion) and $4.2 billion (before the tax impact of $1.2 billion) during the three and six months ended June 30, 2019, respectively, associated with wildfire-related costs. This includes accrued charges of $3.9 billion (before the tax impact of $1.1 billion) during the three and six months ended June 30, 2019 related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $71 million (before the tax impact of $20 million) and $250 million (before the tax impact of $70 million) during the three and six months ended June 30, 2019 for clean-up and repair costs related to the 2018 Camp fire. In addition, the Utility incurred legal and other costs of $26 million (before the tax impact of $7 million) and $73 million (before the tax impact of $20 million) related to the 2018 Camp fire and 2017 Northern California wildfires.

(in millions, pre-tax)	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Third-party claims	$3,900	$3,900
Utility clean-up and repair	71	250
Legal and other costs	26	73
Wildfire-related costs	$3,997	$4,222

(8) The Utility incurred costs of $275 million (before the tax impact of $77 million) and $485 million (before the tax impact of $136 million) during the three and six months ended June 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery.

(9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

PG&E Corporation's 2020 and 2021 Earnings Guidance

	2020				2021
EPS Guidance	Low		High		Low		High
Estimated Earnings (Loss) on a GAAP basis		$(1.05)		$(0.99)		$0.17		$0.29
Estimated Non-Core Items: (1)
Bankruptcy and legal costs (2)	~	2.12	~	2.09	~	0.04	~	0.02
Investigation remedies and delayed cost recovery (3)	~	0.24	~	0.24	~	0.04	~	0.04
Amortization of wildfire fund contribution (4)	~	0.23	~	0.23		0.15		0.15
2019 Kincade fire-related costs, net of insurance (5)	~	0.12	~	0.12		—		—
Net securitization inception charge (6)		—		—	~	0.62	~	0.62
2011 GT&S capital audit (7)	~	(0.06)	~	(0.06)	~	(0.07)	~	(0.07)
Estimated EPS on a non-GAAP Core Earnings basis		$1.60		$1.63		$0.95		$1.05

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2020, except for certain costs that are not tax deductible, as identified in the following footnotes.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) “Bankruptcy and legal costs" consists of exit financing costs including backstop fees and interest on temporary Utility debt, a reduction of the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The Fire Victim Trust is subject to future revaluations. The total offsetting tax impact for the low and high non-core guidance range is $139 million and $130 million, respectively, for 2020 and $31 million and $17 million, respectively, for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Exit financing	~	$1,640	~	$1,640	~	$35	~	$35
Fire Victim Trust tax valuation	~	620	~	620		—		—
Legal and other costs		550		500	~	75	~	25
Bankruptcy and legal costs	~	$2,810	~	$2,760	~	$110	~	$60

(3) “Investigation remedies and delayed cost recovery" includes costs related to the Wildfire OII Decision Different, Paradise restoration and rebuild, and Locate and Mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $100 million for 2020 and $12 million for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Wildfire OII disallowance and system enhancements	~	$325	~	$325	~	$40	~	$40
Paradise restoration and rebuild	~	50	~	50	~	25	~	25
Locate and Mark OII system enhancements	~	25	~	25	~	25	~	25
Investigation remedies and delayed cost recovery	~	$400	~	$400	~	$90	~	$90

(4) "Amortization of wildfire fund contribution” represents the amortization of wildfire fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $115 million for 2020 and $130 million for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Amortization of wildfire fund contribution	~	$410	~	$410	~	$465	~	$465

(5) “2019 Kincade fire-related costs, net of insurance" includes estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2019 Kincade fire, net of probable insurance recoveries. The total offsetting tax impact for the low and high non-core guidance range is $59 million for 2020.

		2020			2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range	High guidance range
Third-party claims	~	$600	~	$600	$—	$—
Utility clean-up and repairs	~	35	~	35	—	—
Legal and other costs	~	5	~	5	—	—
Insurance recoveries	~	(430)	~	(430)	—	—
2019 Kincade fire-related costs, net of insurance	~	$210	~	$210	$—	$—

(6) “Net securitization inception charge" represents a charge upon inception of securitization and is the result of an undiscounted regulatory liability associated with the revenue credits funded by the Net Operating Loss (NOL) monetization. This reflects the assumption that the CPUC will authorize the securitization of $7.5 billion of wildfire-related claims by March 31, 2021 that is contemplated to be neutral on average to customers. The total offsetting tax impact for the low and high non-core guidance range is $529 million for 2021.

	2020			2021
(in millions, pre-tax)	Low guidance range	High guidance range	Low guidance range		High guidance range
Net securitization inception charge	$—	$—	~	$1,890	~	$1,890

(7) “2011 GT&S capital audit" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. 2020 guidance reflects the completion of the CPUC audit, and 2021 guidance is pending CPUC decision. The total offsetting tax impact for the low and high non-core guidance range is $31 million for 2020 and $56 million for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
2011 GT&S capital audit	~	$(110)	~	$(110)	~	$(200)	~	$(200)

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability."

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in "Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations." “Non-GAAP core EPS” also referred to as “non-GAAP core earnings per share” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.